2 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Senior Housing - Managed Portfolio Loans and Other Investments NOI Concentrations Geographic Concentrations - Consolidated Portfolio Triple-Net Lease Expirations 12 INVESTMENTS Summary 13 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 17 FINANCIAL INFORMATION 2025 Outlook Consolidated Financial Statements - Statements of Income Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 24 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: CONTENT https://ir.sabrahealth.com/investors/financials/quarterly-results

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chief Executive Officer, President and Chair

Michael Costa
Chief Financial Officer, Secretary and Executive Vice President

Talya Nevo-Hacohen
Chief Investment Officer, Treasurer and Executive Vice President

Jessica Flores
Chief Accounting Officer and Executive Vice President

BOARD OF DIRECTORS

Rick Matros
Chief Executive Officer, President and Chair

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Lynne Katzmann
Director

Katie Cusack
Director

Ann Kono
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
1781 Flight Way
Tustin, CA 92782
888.393.8248
sabrahealth.com

Transfer Agent
Equiniti Trust Company, LLC
P.O. Box 500
Newark, NJ 07101
800.937.5449
equiniti.com

3 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA | OVERVIEW

Financial Metrics

Reflect Sabra's pro rata share; dollars in thousands, except per share data

	September 30, 2025 Three Months Ended	September 30, 2025 Nine Months Ended
Revenues	$ 189,920	$ 562,613
Net operating income	124,378	382,951
Cash net operating income	131,537	383,709
Diluted per share data:		
EPS	$ 0.09	$ 0.53
FFO	0.33	1.12
Normalized FFO	0.36	1.09
AFFO	0.37	1.10
Normalized AFFO	0.38	1.12
Dividends per common share	0.30	0.90

Capitalization and Market Facts

	September 30, 2025
Common shares outstanding	249.3 million
Common equity Market Capitalization	$4.6 billion
Consolidated Debt	$2.6 billion
Consolidated Enterprise Value	$7.1 billion
Common stock closing price	$18.64
Common stock 52-week range	$15.60 - $20.03
Common stock ticker symbol	SBRA

Key Credit Metrics [1]

	September 30, 2025
Net Debt to Adjusted EBITDA	4.96x
Interest Coverage	4.44x
Fixed Charge Coverage Ratio	4.36x
Total Debt/Asset Value	37 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	265 %

Portfolio

Dollars in thousands, units and Cash NOI reflect Sabra's pro rata share

	As of September 30, 2025 Property Count	As of September 30, 2025 Investment	As of September 30, 2025 Beds/Units	Three Months Ended September 30, 2025 Cash NOI
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing/Transitional Care	217	$ 2,874,678	24,518	$ 62,968
Senior Housing - Leased	32	377,287	2,668	9,795
Behavioral Health	16	476,355	1,138	11,202
Specialty Hospitals and Other	15	225,498	392	4,835
Total Triple-Net Portfolio	280	3,953,818	28,716	
Senior Housing - Managed	83	1,888,163	8,282	26,032
Consolidated Real Estate Investments	363	5,841,981	36,998	
Unconsolidated Joint Venture Senior Housing - Managed	16	201,740	1,256	4,039
Total Equity Investments	379	6,043,721	38,254	
Investments in Loans Receivable, gross [2]	14	372,467		
Preferred Equity Investments, gross [3]	4	64,157		
Total Investments	397	$ 6,480,345		

Includes 60 relationships in 40 U.S. states and Canada

[1] See page 16 of this supplement for important information about these credit metrics.
[2] Our loans receivable investments include one investment which has a right of first offer on six addiction treatment centers with 928 beds and one investment which has a purchase option on one Skilled Nursing/Transitional Care facility with 106 beds.
[3] Our preferred equity investments include investments in entities owning three Senior Housing developments with 516 aggregate units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

PORTFOLIO

Triple-Net Portfolio [1]

EBITDARM Coverage

	Twelve Months Ended				
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Skilled Nursing/Transitional Care	1.94x	2.09x	2.19x	2.27x	2.35x
Senior Housing - Leased	1.37x	1.36x	1.41x	1.49x	1.52x
Behavioral Health, Specialty Hospitals and Other	3.68x	3.66x	3.77x	3.87x	3.90x

Operating Statistics

	Twelve Months Ended				
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Occupancy					
Skilled Nursing/Transitional Care	80.3 %	80.9 %	81.7 %	82.6 %	83.0 %
Senior Housing - Leased	89.6 %	89.6 %	90.1 %	90.1 %	88.7 %
Behavioral Health, Specialty Hospitals and Other	78.6 %	77.9 %	77.7 %	77.5 %	76.4 %
Skilled Mix					
Skilled Nursing/Transitional Care	37.4 %	37.7 %	37.8 %	38.1 %	38.3 %

Key Triple-Net Relationships

		EBITDARM Coverage Twelve Months Ended	
Relationship	Primary Property Type	March 31, 2025	June 30, 2025
Avamere Family of Companies	Skilled Nursing	1.95x	1.93x
Ensign Group	Skilled Nursing	2.83x	2.87x
Signature Healthcare	Skilled Nursing	2.37x	2.60x
Signature Behavioral	Behavioral Hospitals	1.56x	1.59x
The McGuire Group	Skilled Nursing	1.93x	1.93x
Healthmark Group	Skilled Nursing	1.55x	1.63x
Communicare	Skilled Nursing	1.77x	1.87x
Cadia Healthcare	Skilled Nursing	1.69x	1.72x
Focused Post Acute Care Partners	Skilled Nursing	1.78x	1.80x
Southern Healthcare	Skilled Nursing	2.92x	3.06x
Other	Mulitple	3.18x	3.42x
Total		2.43x	2.53x

[1] Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of the quarter following the period presented and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities.

5 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA
PORTFOLIO
Senior Housing - Managed Portfolio

Operating Performance

Reflects Sabra's pro rata share, except number of properties; dollars in thousands

	Three Months Ended				
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Consolidated Portfolio					
Number of Properties	68	69	69	73	83
Number of Units	6,588	6,680	6,680	6,981	8,282
Recurring capital expenditures	$ 2,100	$ 1,547	$ 1,257	$ 1,271	$ 1,965
Resident fees and services	$ 73,746	$ 76,865	$ 77,447	$ 78,985	$ 91,900
Cash NOI	$ 19,512	$ 21,107	$ 20,993	$ 21,581	$ 26,032
Cash NOI Margin %	26.5 %	27.5 %	27.1 %	27.3 %	28.3 %
Unconsolidated Portfolio					
Number of Properties	16	16	16	16	16
Number of Units	1,256	1,256	1,256	1,256	1,256
Recurring capital expenditures	$ 275	$ 236	$ 140	$ 196	$ 278
Resident fees and services	$ 10,772	$ 10,646	$ 10,192	$ 10,989	$ 11,524
Cash NOI	$ 3,408	$ 3,041	$ 3,065	$ 3,764	$ 4,039
Cash NOI Margin %	31.6 %	28.6 %	30.1 %	34.3 %	35.0 %

Same Store Operating Performance [1]

Reflects Sabra's pro rata share, except number of properties; dollars in thousands, except REVPOR

	Three Months Ended				
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Number of Properties	70	70	70	70	70
Number of Available Units	6,443	6,466	6,486	6,483	6,485
REVPOR	$ 4,217	$ 4,261	$ 4,282	$ 4,327	$ 4,361
Occupancy	84.9 %	85.7 %	85.7 %	85.9 %	86.0 %
Resident fees and services	$ 69,164	$ 70,844	$ 71,399	$ 72,282	$ 72,929
Cash NOI	$ 19,649	$ 20,759	$ 21,264	$ 22,806	$ 22,271
Cash NOI Margin %	28.4 %	29.3 %	29.8 %	31.6 %	30.5 %

[1] Same store Senior Housing - Managed portfolio includes Stabilized Facilities owned as the same property type for the full period in all comparison periods. Resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable by applying the average exchange rate for the current period to prior period results.

6 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

PORTFOLIO

Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of September 30, 2025

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2025 [1]	Maturity Date
Mortgage	3	Behavioral Health / Skilled Nursing	$ 335,600	$ 335,600	7.7 %	7.7 %	$ 6,514	11/01/26 - 06/01/29
Other	11	Multiple	45,678	42,223	7.6 %	7.1 %	819	12/31/25 - 08/31/33
	14		381,278	377,823	7.7 %	7.7 %	$ 7,333	
Allowance for loan losses			—	(5,454)				
			$ 381,278	$ 372,369				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended September 30, 2025 [1]
Preferred Equity	4	Skilled Nursing / Senior Housing	$ 51,844	$ 51,844	$ 64,157	11.0 %	$ 1,719

[1] Includes income related to loans receivable and other investments held as of September 30, 2025.

7 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

PORTFOLIO
NOI Concentrations [1]
As of September 30, 2025

RELATIONSHIP CONCENTRATION


Avamere Family of Companies: 8.0%
The Ensign Group: 8.0%
Signature Healthcare: 7.7%
Signature Behavioral: 6.5%
Recovery Centers of America: 5.3%
The McGuire Group: 3.8%
Managed (No Operator Credit Exposure): 25.9%
Other: 34.8%

PROPERTY TYPE CONCENTRATION


Senior Housing - Managed: 25.9%
Behavioral Health: 13.1%
Senior Housing - Leased: 7.8%
Specialty Hospital and Other: 3.7%
Other: 0.6%
Skilled Nursing/Transitional Care: 48.9%

PAYOR SOURCE CONCENTRATION [2]


Private Pay: 48.3%
Non-Private: 51.7%

(1) Relationship and asset class concentrations include real estate investments and investments in loans receivable and other investments. Relationship concentrations use Annualized Cash NOI, and asset class concentrations use Annualized Cash NOI, as adjusted to reflect Annualized Cash NOI from our mortgage and construction loans receivable and preferred equity investments in the related asset class of the underlying real estate. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.
(2) Tenant payor source allocation presented one quarter in arrears.

8 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

PORTFOLIO

Geographic Concentrations - Consolidated Portfolio

Property Type

As of September 30, 2025

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	33	3	7	—	13	56	15.4 %
California	23	—	2	3	1	29	8.0
Kentucky	24	1	1	1	1	28	7.7
Indiana	14	2	5	2	—	23	6.4
Oregon	15	1	3	—	—	19	5.2
North Carolina	13	—	2	—	—	15	4.1
Missouri	10	—	2	1	—	13	3.6
Washington	10	—	2	—	—	12	3.3
Massachusetts	11	—	—	—	—	11	3.0
New York	9	—	1	—	—	10	2.8
Other (30 states & Canada)	55	25	58	9	—	147	40.5
Total	217	32	83	16	15	363	100.0 %
% of Total	59.8 %	8.8 %	22.9 %	4.4 %	4.1 %	100.0 %	

Distribution of Beds/Units

As of September 30, 2025

		Property Type						
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	56	4,211	350	856	—	325	5,742	15.5 %
Kentucky	28	2,572	130	142	60	40	2,944	8.0
Indiana	23	1,429	277	701	138	—	2,545	6.9
California	29	1,924	—	160	313	27	2,424	6.5
Oregon	19	1,520	215	162	—	—	1,897	5.1
North Carolina	15	1,454	—	237	—	—	1,691	4.6
New York	10	1,576	—	107	—	—	1,683	4.5
Massachusetts	11	1,465	—	—	—	—	1,465	4.0
Washington	12	1,123	—	165	—	—	1,288	3.5
Missouri	13	763	—	311	82	—	1,156	3.1
Other (30 states & Canada)	147	6,481	1,696	5,441	545	—	14,163	38.3
Total	363	24,518	2,668	8,282	1,138	392	36,998	100.0 %
% of Total		66.3 %	7.2 %	22.4 %	3.1 %	1.0 %	100.0 %	

9 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

PORTFOLIO

Geographic Concentrations - Consolidated Portfolio Continued

Investment

Dollars in thousands

As of September 30, 2025

		Property Type						
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	56	$ 340,667	$ 27,335	$ 205,441	$ —	$ 187,387	$ 760,830	13.0 %
California	29	411,612	—	59,093	217,699	7,798	696,202	11.9
Indiana	23	197,016	59,046	179,687	12,156	—	447,905	7.7
Oregon	19	261,316	33,002	54,555	—	—	348,873	6.0
Kentucky	28	245,624	35,473	23,861	9,373	30,313	344,644	5.9
New York	10	298,639	—	22,243	—	—	320,882	5.5
Ohio	6	13,447	—	195,531	—	—	208,978	3.6
North Carolina	15	125,549	—	74,946	—	—	200,495	3.4
Washington	12	137,093	—	41,104	—	—	178,197	3.1
Arizona	5	—	10,347	39,566	121,757	—	171,670	2.9
Other (30 states and Canada) [1]	160	843,715	212,084	992,136	115,370	—	2,163,305	37.0
Total	363	$ 2,874,678	$ 377,287	$ 1,888,163	$ 476,355	$ 225,498	$ 5,841,981	100.0 %
% of Total		49.2 %	6.5 %	32.3 %	8.1 %	3.9 %	100.0 %	

(1) Investment balance in Canada is based on the exchange rate as of September 30, 2025 of $0.7185 per 1 CAD.

10 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

PORTFOLIO

Triple-Net Lease Expirations

Triple-Net Lease Expirations

Dollars in thousands

As of September 30, 2025

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
10/01/25 - 12/31/25 [1]	$ 968	$ —	$ 3,692	$ —	$ 4,660	1.3 %
2026	1,948	719	—	—	2,667	0.8 %
2027	22,004	4,476	—	—	26,480	7.6 %
2028	23,066	1,134	—	3,595	27,795	7.9 %
2029	47,238	5,393	—	6,291	58,922	16.8 %
2030	—	—	—	4,818	4,818	1.4 %
2031	85,314	4,248	—	—	89,562	25.5 %
2032	7,850	1,777	33,723	3,938	47,288	13.5 %
2033	—	3,944	5,077	—	9,021	2.6 %
2034	5,421	3,408	—	—	8,829	2.5 %
Thereafter	59,684	8,607	1,547	772	70,610	20.1 %
Total Annualized Revenues	$ 253,493	$ 33,706	$ 44,039	$ 19,414	$ 350,652	100.0 %

[1] Includes leases on a month-to-month term.

11 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

SABRA

INVESTMENTS
Summary

Investment Activity

Dollars in thousands

Investment	Number of Properties	Beds/Units	2025 Amounts Invested [1]	Expected Initial Cash Yield
Real Estate				
Senior Housing - Leased				
1Q 2025 [2]	N/A	24	$ 7,789	7.50 %
Senior Housing - Managed				
2Q 2025	1	212	53,000	7.50 %
3Q 2025 [3]	6	709	217,458	7.77 %
Additions to Real Estate [4]	N/A	N/A	2,112	8.44 %
			280,359	7.72 %
Loans Receivable Fundings	N/A	N/A	5,710	8.25 %
All Investments through September 30, 2025			$ 286,069	7.73 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Includes the Company's exercise of its option to acquire additional units on the campus of one of its Senior Housing - Leased communities.
(3) Excludes the Company's purchase of the operations of four Senior Housing - Managed communities previously leased under triple-net operating leases for an aggregate $19.7 million. Concurrent with the purchase, the triple-net operating leases were terminated and the Company entered into property management agreements with the former tenant.
(4) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.

12 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

13 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 CAPITALIZATION Overview Consolidated Debt Dollars in thousands As of September 30, 2025 Secured debt $ 44,548 Revolving credit facility 282,213 Term loans 1,037,775 Senior unsecured notes 1,250,000 Total 2,614,536 Deferred financing costs and premiums/discounts, net (23,346) Total, net $ 2,591,190 Revolving Credit Facility Dollars in thousands As of September 30, 2025 Credit facility availability $ 717,787 Credit facility capacity 1,000,000 Enterprise Value Dollars in thousands, except per share amounts As of September 30, 2025 Shares Outstanding   Price   Value Common stock 249,349,673 $ 18.64 $ 4,647,878 Consolidated Debt 2,614,536 Cash and cash equivalents (200,602) Consolidated Enterprise Value $ 7,061,812 Common Stock and Equivalents Weighted Average Common Shares Three Months Ended September 30, 2025 Nine Months Ended September 30, 2025 EPS, FFO and Normalized FFO AFFO and Normalized AFFO EPS, FFO and Normalized FFO AFFO and Normalized AFFO Basic common stock 239,896,059 239,896,059 238,595,147 238,595,147 Dilutive securities: Restricted stock units 2,858,700 3,769,122 2,678,599 3,751,352 Forward equity sale agreements 803,690 803,690 320,246 320,246 Diluted common and common equivalents 243,558,449 244,468,871 241,593,992 242,666,745 At-The-Market Common Stock Offering Program Dollars in thousands, except per share amounts Three Months Ended September 30, 2025 Shares issued 9,557,500 Net proceeds $ 164,975 Weighted average price per share, net of commissions $ 17.26 Availability as of September 30, 2025 $ 690,911 Forward sales agreements as of September 30, 2025 Shares outstanding 8,672,717 Weighted average price per share, net of commissions $ 18.14

14 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average Effective Interest Rate (1)As of September 30, 2025 Principal     % of Total Fixed Rate Debt   Secured debt $ 44,548     3.36%   1.7 % Senior unsecured notes 1,250,000     3.61%   47.8 % Total fixed rate debt 1,294,548     3.60%   49.5 % Variable Rate Debt (2)   Revolving credit facility 282,213     5.31%   10.8 % Term loans 1,037,775 4.37% 39.7 % Total variable rate debt 1,319,988     4.57%   50.5 % Consolidated Debt $ 2,614,536     4.09%   100.0 % Secured | Unsecured Debt Dollars in thousands Weighted Average Effective Interest Rate (1)As of September 30, 2025 Principal     % of Total Secured Debt   Secured debt $ 44,548     3.36%   1.7 % Unsecured Debt Senior unsecured notes 1,250,000     3.61%   47.8 % Revolving credit facility 282,213     5.31%   10.8 % Term loans 1,037,775 4.37% 39.7 % Total unsecured debt 2,569,988     4.10%   98.3 % Consolidated Debt $ 2,614,536     4.09%   100.0% (1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate hedges. (2) Variable rate debt includes $930.0 million subject to interest rate swaps that fix SOFR at a weighted average rate of 3.20%, and $107.8 million (CAD $150.0 million) subject to swap agreements that fix CORRA at 2.59% as of September 30, 2025. Excluding these amounts, variable rate debt was 10.8% of Consolidated Debt as of September 30, 2025.

SABRA
CAPITALIZATION
Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Senior Unsecured Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt	
As of September 30, 2025	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
10/01/25 - 12/31/25 [1]	$ 527	3.36 %	$ —	—	$ —	—	$ —	—	$ 527	3.36 %
2026	2,147	3.37 %	—	—	—	—	—	—	2,147	3.37 %
2027	2,206	3.38 %	100,000	5.88 %	—	—	282,213	5.31 %	384,419	5.45 %
2028	2,266	3.40 %	—	—	537,775	4.11 %	—	—	540,041	4.11 %
2029	2,328	3.42 %	350,000	3.90 %	—	—	—	—	352,328	3.90 %
2030	2,392	3.44 %	—	—	500,000	4.64 %	—	—	502,392	4.63 %
2031	2,093	3.46 %	800,000	3.20 %	—	—	—	—	802,093	3.20 %
2032	1,887	3.47 %	—	—	—	—	—	—	1,887	3.47 %
2033	1,940	3.48 %	—	—	—	—	—	—	1,940	3.48 %
2034	1,995	3.50 %	—	—	—	—	—	—	1,995	3.50 %
Thereafter	24,767	3.68 %	—	—	—	—	—	—	24,767	3.68 %
Total	$ 44,548		$1,250,000		$1,037,775		$ 282,213		$2,614,536	
Wtd. avg. maturity/years	19.6		5.2		3.5		1.3		4.4	
Wtd. avg. interest rate [2]	3.36 %		3.61 %		4.37 %		5.31 %		4.09 %	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Includes private mortgage insurance and impact of interest rate hedges.

15 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

16 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 Key Credit Metrics (1) September 30, 2025 Net Debt to Adjusted EBITDA (2) 4.96x Interest Coverage 4.44x Fixed Charge Coverage Ratio 4.36x Total Debt/Asset Value 37 % Secured Debt/Asset Value 1 % Unencumbered Assets/Unsecured Debt 265 % Cost of Permanent Consolidated Debt (3) 3.94 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody’s (Stable outlook) Baa3 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our senior unsecured notes. In addition, key credit statistics give effect to dispositions and acquisitions completed after the period presented as though such dispositions and acquisitions occurred at the beginning of the period. (2) Based on the annualized trailing three-month period ended as of the date indicated. (3) Excludes revolving credit facility balance that had an interest rate of 5.31% as of September 30, 2025.

17 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 2025 Full-Year Guidance   Diluted per share data Net income $ 0.655 — $ 0.665 FFO $ 1.465 — $ 1.475 Normalized FFO $ 1.455 — $ 1.465 AFFO $ 1.455 — $ 1.465 Normalized AFFO $ 1.495 — $ 1.505 FINANCIAL INFORMATION 2025 Outlook Earnings guidance above assumes: • low-single-digit Cash NOI growth for the triple-net portfolio, ignoring the impact of acquisitions and dispositions; • full-year average same-store Cash NOI growth for the Senior Housing - Managed portfolio in the mid-teens; • general and administrative expenses of approximately $50 million, which includes $11 million of stock-based compensation expense; • cash interest expense of approximately $104 million; • weighted average share count of approximately 244.7 million and 245.7 million for Normalized FFO and Normalized AFFO, respectively; • no tenants are placed on cash-basis or moved to accrual-basis for revenue recognition after September 30, 2025; and • only investments, dispositions and capital markets activity completed as of November 5, 2025. The foregoing guidance ranges reflect management’s view of current and future market conditions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.

SABRA
FINANCIAL INFORMATION
Consolidated Financial Statements

Consolidated Statements of Income

Dollars in thousands, except per share data

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenues:				
Rental and related revenues [1]	$ 85,354	$ 94,555	$ 281,214	$ 285,427
Resident fees and services	92,017	73,746	248,449	207,716
Interest and other income	12,666	9,700	33,067	27,746
Total revenues	190,037	178,001	562,730	520,889
Expenses:				
Depreciation and amortization	48,511	42,720	135,591	127,315
Interest	28,901	29,467	83,549	87,189
Triple-net portfolio operating expenses	3,708	4,270	10,885	12,992
Senior housing - managed portfolio operating expenses	65,946	54,234	179,804	154,258
General and administrative	12,560	12,404	37,802	37,035
Recovery of loan losses	(240)	(148)	(640)	(446)
Impairment of real estate	2,571	—	6,674	18,472
Total expenses	161,957	142,947	453,665	436,815
Other (expense) income:				
Loss on extinguishment of debt	(1,154)	—	(1,154)	—
Other (expense) income	(769)	—	13,978	838
Net (loss) gain on sales of real estate	(4,430)	(5,745)	5,544	(3,969)
Total other (expense) income	(6,353)	(5,745)	18,368	(3,131)
Income before income (loss) from unconsolidated joint ventures and income tax (expense) benefit	21,727	29,309	127,433	80,943
Income (loss) from unconsolidated joint ventures	1,226	214	2,276	(301)
Income tax (expense) benefit	(436)	265	(1,346)	(625)
Net income	22,517	29,788	128,363	80,017
Net loss attributable to noncontrolling interests	21	—	21	—
Net income attributable to Sabra Health Care REIT, Inc.	$ 22,538	$ 29,788	$ 128,384	$ 80,017
Net income attributable to Sabra Health Care REIT, Inc., per:				
Basic common share	$ 0.09	$ 0.13	$ 0.54	$ 0.34
Diluted common share	$ 0.09	$ 0.13	$ 0.53	$ 0.34
Weighted average number of common shares outstanding, basic	239,896,059	234,290,187	238,595,147	232,459,388
Weighted average number of common shares outstanding, diluted	243,558,449	237,043,400	241,593,992	234,777,101

(1) See page 19 for additional details regarding Rental and related revenues.

18 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

19 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Income - Supplemental Information Dollars in thousands Three Months Ended September 30, Nine Months Ended September 30,   2025 2024 2025 2024 Cash rental income $ 88,946 $ 91,829 $ 271,414 $ 273,955 Straight-line rental income 1,027 1,119 3,683 3,383 Write-offs of cash and straight-line rental income receivable and lease intangibles (9,237) (3,086) (7,759) (5,539) Above/below market lease amortization 1,058 1,212 3,256 3,634 Operating expense recoveries 3,560 3,481 10,620 9,994 Rental and related revenues $ 85,354 $ 94,555 $ 281,214 $ 285,427

20 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data September 30, 2025 December 31, 2024 Assets Real estate investments, net of accumulated depreciation of $1,214,938 and $1,102,030 as of September 30, 2025 and December 31, 2024, respectively $ 4,629,842 $ 4,513,734 Loans receivable and other investments, net 436,526 442,584 Investment in unconsolidated joint ventures 117,856 121,803 Cash and cash equivalents 200,602 60,468 Restricted cash 6,916 5,871 Lease intangible assets, net 59,808 27,464 Accounts receivable, prepaid expenses and other assets, net 113,223 131,755 Total assets $ 5,564,773 $ 5,303,679 Liabilities Secured debt, net $ 43,790 $ 45,316 Revolving credit facility 282,213 106,554 Term loans, net 1,030,058 529,753 Senior unsecured notes, net 1,235,129 1,736,025 Accounts payable and accrued liabilities 124,042 117,896 Lease intangible liabilities, net 22,588 26,847 Total liabilities 2,737,820 2,562,391 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2025 and December 31, 2024 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 249,349,673 and 237,586,882 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively 2,493 2,376 Additional paid-in capital 4,792,753 4,592,605 Cumulative distributions in excess of net income (1,964,336) (1,874,633) Accumulated other comprehensive (loss) income (5,976) 20,940 Total Sabra Health Care REIT, Inc. stockholders’ equity 2,824,934 2,741,288 Noncontrolling interests 2,019 — Total equity 2,826,953 2,741,288 Total liabilities and equity $ 5,564,773 $ 5,303,679

21 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Nine Months Ended September 30, 2025 2024 Cash flows from operating activities: Net income $ 128,363 $ 80,017 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 135,591 127,315 Non-cash rental and related revenues 820 (2,229) Non-cash interest income 7 24 Non-cash interest expense 5,608 8,750 Stock-based compensation expense 8,290 6,448 Loss on extinguishment of debt 1,154 — Recovery of loan losses (640) (446) Net (gain) loss on sales of real estate (5,544) 3,969 Impairment of real estate 6,674 18,472 (Income) loss from unconsolidated joint ventures (2,276) 301 Distributions of earnings from unconsolidated joint ventures 5,917 3,754 Other non-cash items (17,190) — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (9,129) (13,589) Accounts payable and accrued liabilities 3,541 (2,213) Net cash provided by operating activities 261,186 230,573 Cash flows from investing activities: Acquisition of real estate and lease intangibles (301,563) (112,225) Origination and fundings of loans receivable (5,710) (21,540) Origination and fundings of preferred equity investments (9) (2,529) Additions to real estate (24,183) (39,189) Escrow deposits for potential investments (500) — Repayments of loans receivable 15,442 2,776 Repayments of preferred equity investments 1,977 5,322 Investment in unconsolidated joint ventures (1,241) (717) Net proceeds from the sales of real estate 43,087 40,541 Proceeds from net investment hedges 4,462 — Insurance proceeds 1,267 — Distributions in excess of earnings from unconsolidated joint ventures 5,557 — Net cash used in investing activities (261,414) (127,561) Cash flows from financing activities: Net borrowings from revolving credit facility 174,805 58,815 Principal payments on senior unsecured notes (500,000) — Proceeds from term loans 500,000 — Principal payments on secured debt (1,562) (1,520) Payments of deferred financing costs (4,405) (80) Payments related to extinguishment of debt (2,884) — Contributions from noncontrolling interests 2,040 — Issuance of common stock, net 188,350 71,362 Dividends paid on common stock (214,692) (209,174) Net cash provided by (used in) financing activities 141,652 (80,597) Net increase in cash, cash equivalents and restricted cash 141,424 22,415 Effect of foreign currency translation on cash, cash equivalents and restricted cash (245) (158) Cash, cash equivalents and restricted cash, beginning of period 66,339 46,719 Cash, cash equivalents and restricted cash, end of period $ 207,518 $ 68,976 Supplemental disclosure of cash flow information: Interest paid $ 72,820 $ 71,632

SABRA

FINANCIAL INFORMATION

FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net income attributable to Sabra Health Care REIT, Inc.	$ 22,538	$ 29,788	$ 128,384	$ 80,017
Add:				
Depreciation and amortization of real estate assets	48,511	42,720	135,591	127,315
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	—	(40)	—
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	1,722	2,243	5,945	6,680
Net loss (gain) on sales of real estate	4,430	5,745	(5,544)	3,969
Impairment of real estate	2,571	—	6,674	18,472
FFO attributable to Sabra Health Care REIT, Inc.	$ 79,732	$ 80,496	$ 271,010	$ 236,453
Write-offs of cash and straight-line rental income receivable and lease intangibles	9,237	3,086	7,759	5,539
Lease termination income, net of expense	(1,518)	—	(1,518)	—
Loss on extinguishment of debt	1,154	—	1,154	—
Recovery of loan losses	(240)	(148)	(640)	(446)
Other normalizing items [1]	270	119	(14,166)	2,718
Normalized FFO attributable to Sabra Health Care REIT, Inc.	$ 88,635	$ 83,553	$ 263,599	$ 244,264
FFO attributable to Sabra Health Care REIT, Inc.	$ 79,732	$ 80,496	$ 271,010	$ 236,453
Stock-based compensation expense	2,875	2,586	8,290	6,448
Non-cash rental and related revenues	7,151	(433)	820	(2,229)
Non-cash interest expense	2,153	2,611	5,608	8,750
Non-cash portion of loss on extinguishment of debt	(1,730)	—	(1,730)	—
Recovery of loan losses	(240)	(148)	(640)	(446)
Other adjustments related to unconsolidated joint ventures	218	113	237	401
Other adjustments [2]	547	365	(15,535)	1,216
AFFO attributable to Sabra Health Care REIT, Inc.	$ 90,706	$ 85,590	$ 268,060	$ 250,593
Lease termination income, net of expense	(1,518)	—	(1,518)	—
Cash portion of loss on extinguishment of debt	2,884	—	2,884	—
Write-off of cash rental income	—	1,189	—	751
Other normalizing items [1]	81	113	2,619	2,549
Normalized AFFO attributable to Sabra Health Care REIT, Inc.	$ 92,153	$ 86,892	$ 272,045	$ 253,893
Amounts per diluted common share attributable to Sabra Health Care REIT, Inc.:				
Net income	$ 0.09	$ 0.13	$ 0.53	$ 0.34
FFO	$ 0.33	$ 0.34	$ 1.12	$ 1.01
Normalized FFO	$ 0.36	$ 0.35	$ 1.09	$ 1.04
AFFO	$ 0.37	$ 0.36	$ 1.10	$ 1.06
Normalized AFFO	$ 0.38	$ 0.37	$ 1.12	$ 1.08
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	243,558,449	237,043,400	241,593,992	234,777,101
AFFO and Normalized AFFO	244,468,871	237,940,868	242,666,745	235,890,966

(1) Other normalizing items for FFO for the nine months ended September 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six previously terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur and $3.4 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. Other normalizing items for AFFO for the nine months ended September 30, 2025 include $3.4 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

(2) Other adjustments for the nine months ended September 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur.

22 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025

23 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 FINANCIAL INFORMATION Components of Net Asset Value (NAV) As of September 30, 2025 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Includes balances that impact cash or NOI and excludes non-cash items. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 253,493 Senior Housing - Leased 33,706 Senior Housing - Managed Consolidated Portfolio 119,059 Senior Housing - Managed Unconsolidated Portfolio 16,156 Behavioral Health 44,039 Specialty Hospitals and Other 19,414 Annualized Cash NOI (excluding loans receivable and other investments) $ 485,867 Obligations Reflects Sabra's pro rata share; dollars in thousands Secured debt (1) $ 44,548 Senior unsecured notes (1) 1,250,000 Revolving credit facility 282,213 Term loans (1) 1,037,775 Unconsolidated joint venture debt 75,494 Total Debt 2,690,030 Add (less): Cash and cash equivalents and restricted cash (207,371) Unconsolidated joint venture cash and cash equivalents and restricted cash (6,682) Accounts payable and accrued liabilities (2) 112,426 Net obligations $ 2,588,403 Other Assets Reflects Sabra's pro rata share; dollars in thousands Loans receivable and other investments, net $ 436,526 Accounts receivable, prepaid expenses and other assets, net (2) 38,632 Total other assets $ 475,158 Common Shares Outstanding Total shares 249,349,673 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

24 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” information as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position (including our earnings guidance for 2025, as well as the assumptions set forth therein), results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: increased labor costs and labor shortages; increases in market interest rates and inflation; pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities; operational risks with respect to our Senior Housing - Managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/ financials/quarterly-results. Tenant and Borrower Information This supplement includes information regarding our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

25 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra's pro rata share. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries and are adjusted to reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis. Behavioral Health Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra's pro rata share. Cash NOI Margin Cash NOI Margin is calculated as Cash NOI divided by resident fees and services. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

26 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 APPENDIX Reporting Definitions Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*  The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Debt* The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA* Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Operating Income (“NOI”)*   The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

27 SABRA 3Q 2025 SUPPLEMENTAL INFORMATION September 30, 2025 APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.